Item 77 C-7 -- Submission of Matters to a Vote of Security Holders

A Special Meeting of Shareholders of Regions Value Fund (the "Fund"), a portfolio of Regions Funds (the "Trust"), was held on June 15, 1999. The following items, which are required to be reported under this Item 77C, were approved as follows:

AGENDA ITEM 1: To elect Trustees.*

				SHARES VOTED	   SHARES WITHHELD
				     FOR	     AUTHORITY
________________________________________________________________________
Thomas G. Bigley		13,593,768		1,616
Nicholas P. Constantakis	13,593,768		1,616
John F. Cunningham		13,593,768		1,616
J. Christopher Donahue		13,593,768		1,616
Charles F. Mansfield, Jr.	13,593,768		1,616
John E. Murray, Jr.		13,593,768		1,616
John S. Walsh			13,593,768		1,616

AGENDA ITEM 2: To ratify the selection of Deloitte & Touche LLP as the Trust's independent auditors.

The results of shareholders voting were as follows:

SHARES VOTED	SHARES VOTED	  SHARES	 BROKER
     FOR	   AGAINST	  ABSTAIN	NON VOTE
________________________________________________________________________
13,587,862	    1,080	   6,442	   -

AGENDA ITEM 3: To make changes to the Fund's fundamental investment policies:

(a) To amend the Fund's fundamental investment policy regarding diversification.

The results of shareholders voting were as follows:

SHARES VOTED	SHARES VOTED	  SHARES	 BROKER
     FOR	   AGAINST	  ABSTAIN	NON VOTE
________________________________________________________________________
13,585,832	    1,135	   8,416	   1






*The following Trustees of the Fund continued their terms as Trustees of the Fund:
John F. Donahue, John T. Conroy, William J. Copeland, James E. Dowd, Lawrence D. Ellis, M.D., Edward L. Flaherty, Jr., Edward C. Gonzales, Peter E. Madden, Wesley W. Posvar, Marjorie P. Smuts



(b) To amend the Fund's fundamental investment policy regarding borrowing money and issuing senior securities.

The results of shareholders voting were as follows:

SHARES VOTED	SHARES VOTED	  SHARES	 BROKER
     FOR	   AGAINST	  ABSTAIN	NON VOTE
________________________________________________________________________
13,582,108	    5,212	   8,063	   1

(c) To amend the Fund's fundamental investment policy regarding investments in real estate.

The results of shareholders voting were as follows:

SHARES VOTED	SHARES VOTED	  SHARES	 BROKER
     FOR	   AGAINST	  ABSTAIN	NON VOTE
________________________________________________________________________
13,584,458	   2,802	   8,123	   1

(d) To amend the Fund's fundamental investment policy regarding investments in commodities.

The results of shareholders voting were as follows:

SHARES VOTED	SHARES VOTED	  SHARES	 BROKER
     FOR	   AGAINST	  ABSTAIN	NON VOTE
________________________________________________________________________
13,584,475	    3,962	   6,946	   1

(e) To amend the Fund's fundamental investment policy regarding underwriting securities.

The results of shareholders voting were as follows:

SHARES VOTED	SHARES VOTED	  SHARES	 BROKER
     FOR	   AGAINST	  ABSTAIN	NON VOTE
________________________________________________________________________
13,584,744	   3,693	   6,946	   1

(f) To amend the Fund's fundamental investment policy regarding lending by the Fund.

The results of shareholders voting were as follows:

SHARES VOTED	SHARES VOTED	  SHARES	 BROKER
     FOR	   AGAINST	  ABSTAIN	NON VOTE
________________________________________________________________________
13,583,298	    4,292	   7,793	    1

(g) To amend the Fund's fundamental investment policy regarding concentration of the Fund's investments in the securities of companies in the same industry.

The results of shareholders voting were as follows:

SHARES VOTED	SHARES VOTED	  SHARES	 BROKER
     FOR	   AGAINST	  ABSTAIN	NON VOTE
________________________________________________________________________
13,586,284	     139	   8,960 	   1


(h) To amend, and to make non-fundamental, the Fund's fundamental investment policy regarding buying securities on margin.

The results of shareholders voting were as follows:

SHARES VOTED	SHARES VOTED	  SHARES	 BROKER
     FOR	   AGAINST	  ABSTAIN	NON VOTE
________________________________________________________________________
13,582,568	    2,046	   10,770	    0

 (i) To amend, and to make non-fundamental, the Fund's fundamental investment policy regarding pledging assets.

The results of shareholders voting were as follows:

SHARES VOTED	SHARES VOTED	  SHARES	 BROKER
     FOR	   AGAINST	  ABSTAIN	NON VOTE
________________________________________________________________________
13,582,601	    5,714	   7,068	   1

AGENDA ITEM 4: To eliminate the Fund's fundamental investment policy on selling securities short.

The results of shareholders voting were as follows:

SHARES VOTED	SHARES VOTED	  SHARES	 BROKER
     FOR	   AGAINST	  ABSTAIN	NON VOTE
________________________________________________________________________
13,585,907	    2,033	   7,443	   1

AGENDA ITEM 5: To approve an amendment and restatement to the Trust's Declaration of Trust to permit the Board of Trustees to liquidate assets of the Trust without seeking shareholder approval.

The results of shareholders voting were as follows:

SHARES VOTED	SHARES VOTED	  SHARES	 BROKER
     FOR	   AGAINST	  ABSTAIN	NON VOTE
________________________________________________________________________
13,578,232	    8,896	   8,255	   1

The Definitive Proxy Statement for the Special Meeting held on June 15, 1999, was filed with the Securities and Exchange Commission on May 7, 1999, and is incorporated by reference. (File No. 811-6511)